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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Business Financial Services, Inc.
Bala Cynwyd, PA



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 23, 1996, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                            /s/ BDO SEIDMAN, LLP
                                                           _____________________
Philadelphia, Pennsylvania                                 BDO Seidman, LLP
December 26, 1996